Exhibit 10.1

CYMER, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made effective as of                                          by and between Cymer, Inc., a Nevada corporation (the “Company”), and                                          (“Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

WHEREAS, the Company recognizes that competent and experienced individuals are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks;

WHEREAS, the statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous or conflicting, and therefore fail to provide such directors and officers with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed or information regarding the proper course of action to take in performing their duties in good faith for the Company;

WHEREAS, the Nevada Revised Statutes (the “NRS”), empowers the Company to indemnify its officers, directors, employees and agents and indemnify persons who serve or served, at the request of the Company, as the directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise and the NRS further provides that the Company’s articles of incorporation (the “Articles”) or bylaws (the “Bylaws”) or an agreement may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as such expenses are incurred and in advance;

WHEREAS, the NRS expressly provides that the indemnification authorized by the NRS and the advancement of expenses authorized under the NRS do not exclude any other rights to which those seeking indemnification or advancement pursuant thereto may be entitled under the Articles or Bylaws or pursuant to any agreement, vote of stockholders or disinterested directors or otherwise;

WHEREAS, the Articles and Bylaws allow the Company to indemnify its directors, officers, agents and employees to the maximum extent permitted under Nevada law; and

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified by the Company as set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Certain Definitions.

(a)           “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities; provided, however, that any change in ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of capital stock of the Company, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Board”) and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(b)           “Claim” shall mean any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

(c)           References to the “Company” shall include, in addition to Cymer, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Cymer, Inc. (or any of its wholly owned subsidiaries) has been or becomes a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d)           “Expenses” shall be broadly construed and shall mean any and all direct and indirect costs and expenses (including, without limitation, attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any Claim regarding any Indemnifiable Event and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(e)           “Expense Advance” shall mean an advance payment of Expenses to Indemnitee pursuant to Section 3(a) hereof.

(f)            “Indemnifiable Event” shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or any predecessor of the Company or subsidiary, or is or was serving at the request of the Company or a predecessor of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

(g)           “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(c) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(h)           References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries.

(i)            “Reviewing Party” shall mean (i) the Board by majority vote of a quorum consisting of directors who were not parties to the particular Claim for which Indemnitee is seeking indemnification, or (ii) if the Board by a majority vote of a quorum consisting of directors who were not parties to the particular Claim for which Indemnitee is seeking indemnification so orders, Independent Legal Counsel, or (iii) the Company’s stockholders by a majority vote at a meeting duly called by the Board by a majority vote of a quorum consisting of directors who were not parties to the particular Claim for which Indemnitee is seeking indemnification at which meeting of stockholders a quorum is present with the shares owned by Indemnitee not being entitled to vote thereon. If a quorum of the Board consisting of directors who were not parties to the particular Claim for which Indemnitee is seeking indemnification cannot be found, then “Reviewing Party” shall mean Independent Legal Counsel. If there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), the designation of the Reviewing Party shall be subject to Section 2(d) hereof.

(j)            “Voting Securities” shall mean any securities of the Company that have the right to vote generally in the election of directors.

2.             Indemnification.

(a)           Nonexclusive Indemnity.  The Company shall indemnify Indemnitee to the fullest extent permitted by Nevada law and the Articles and Bylaws in effect on the date hereof, and as Nevada law, the Articles and Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Nevada law and the Articles and Bylaws permitted the Company to provide before such amendment). Such indemnification shall include, without limitation, the following:

(i)            Indemnity Involving Third Party Claims.  The Company shall indemnify Indemnitee if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Claim (other than a Claim by or in the name of the Company to procure a judgment in its favor) by reason of an Indemnifiable Event, against all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Claim, if he or she either (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company and, in the case of a criminal Claim, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any such Claim by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, does not, of itself, create a presumption that Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company or, with respect to any criminal Claim, that such person had reasonable cause to believe that his or her conduct was unlawful. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than 30 business days after written demand by Indemnitee therefor is presented to the Company (or, if demand is made pursuant to Section 3(a) hereof, then no later than the date set forth in such section).

(ii)           Indemnity in Derivative Actions.  The Company shall indemnify Indemnitee if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Claim by or in the name of the Company to procure a judgment in its favor by reason of an Indemnifiable Event, against all Expenses, but only if Indemnitee is not liable pursuant to NRS 78.138 and acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification under this Section 2(a)(ii) shall be made for any claim, issue or matter to which the Indemnitee has been adjudged by a court of competent jurisdiction, after the exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that any court in which such Claim is brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court shall deem proper. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than 30 business days after written demand by Indemnitee therefor is presented to the Company (or, if demand is made pursuant to Section 3(a) hereof, then no later than the date set forth in such section).

(b)           Reviewing Party; Undertaking to Repay.  Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) hereof shall be subject to the condition that, unless ordered by a court or advanced pursuant to Section 3(a) hereof, the Reviewing Party shall have determined that indemnification is proper under the circumstances, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 3(a) hereof shall be conditioned upon receipt by the Company of an undertaking by or on behalf of Indemnitee to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction (in a final judicial determination as to which all rights of appeal have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company. Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If either (1) there has not been a Change in Control or (2) there has been a Change in Control which was approved by a majority of the Board who were directors immediately prior to such Change in Control, the Reviewing Party shall be chosen as set forth in Section 1(i) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(c)           Independent Legal Counsel.  With respect to all matters arising concerning the rights of Indemnitee to payments of Expenses and Expense Advances under this Agreement or any other agreement or under the Articles or Bylaws (as now or hereafter in effect), Independent Legal Counsel, if called for under this Agreement, shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

(d)           Change in Control.  The Company agrees that if there is a Change in Control (other than a Change in Control which was approved by a majority of the Board who were directors immediately prior to such Change in Control), then, if desired by Indemnitee, Indemnitee shall have the right to choose Independent Legal Counsel to be the Reviewing Party as provided for in Section 2(c) hereof.

(e)           Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement other than Section 9 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim regarding any Indemnifiable Event, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

3.                                      Expenses; Indemnification Procedure.

(a)           Advancement of Expenses.  The Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than 20 business days after written demand by Indemnitee therefor to the Company.

(b)           Notice; Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address or facsimile number shown on the signature page of this Agreement (or such other address or facsimile number as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power.

(c)           No Presumptions; Burden of Proof.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d)           Notice to Insurers.  If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 3(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e)           Selection of Counsel.  In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (such approval not to be unreasonably withheld or delayed) upon the delivery to Indemnitee of written notice of the Company’s election so to do. After (i) delivery of such notice, (ii) approval of such counsel by Indemnitee and (iii) the retention of such counsel by the Company, the Company will thereafter not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided, that (1) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (2) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Company.

4.             Additional Covenants.

(a)           Scope.  The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by Nevada law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, by the Articles or Bylaws (as now or hereafter in effect) or by the NRS. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Nevada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 9(a) hereof.

(b)           Nonexclusivity.  The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Articles or Bylaws (as now or hereafter in effect), any other agreement, any vote of stockholders or disinterested directors, the NRS or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

5.             No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Articles, Bylaws (as now or hereafter in effect) or otherwise) of the amounts otherwise indemnifiable hereunder.

6.             Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for that portion of such Expenses to which Indemnitee is entitled.

7.             Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

8.             Liability Insurance.  To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director of the Company; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer of the Company; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary of the Company.

9.             Exceptions.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Excluded Action or Omissions.  To indemnify Indemnitee for acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law.

(b)           Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Articles or Bylaws (as now or hereafter in effect) relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board has approved the initiation or bringing of such Claim, or (iii) as otherwise required under the NRS, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

(c)           Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

(d)           Violation of Law; Claims Under Section 16(b), Etc.  To indemnify Indemnitee on account of any Claim with respect to (i) remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law, (ii) which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Act, or similar provisions of any federal, state or local statute, or (iii) which it is determined by final judgment or other final adjudication that Indemnitee defrauded or stole from the Company or converted to his or her own personal use and benefit business or properties of the Company or was otherwise knowingly dishonest.

(e)           Settlement Without Consent.  To indemnify the Indemnitee for any amounts paid in settlement of a Claim effected without the Company’s written consent.

10.          Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

11.          Counterparts.  This Agreement may be executed in one or more counterparts, including without limitation facsimile counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

12.          Binding Effect; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

13.          Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action were made in bad faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

14.          Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, (ii) if sent by facsimile with written evidence of successful transmission, on the date of such transmission, or (iii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

15.          Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the state courts of the State of Nevada.

16.          Severability.  The provisions of this Agreement shall be severable in the event that any provision or provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.          Choice of Law.  This Agreement shall be governed by, and its provisions construed and enforced in accordance with, the laws of the State of Nevada, as applied to contracts between Nevada residents entered into and to be performed entirely within the State of Nevada, without regard to conflict of laws provisions which would otherwise require application of the substantive law of another jurisdiction.

18.          Amendment and Termination.  No amendment, modification, supplement, termination or cancellation of this Agreement shall be effective unless it is in writing and signed by each party hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

19.          Headings.  The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

20.          Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

21.          No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

22.          Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated, to the extent of such payment, to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts as may be necessary to secure such rights and to enable the Company to effective bring suit to enforce such rights.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

CYMER, INC.

By:

Name:

Title:

	Address:	17075 Thornmint Court
San Diego, CA 92127-1712
Tel: (858) 385-7300
Fax: (858) 385-7100

Agreed to and Accepted

INDEMNITEE:

(signature)

(name of Indemnitee)

(address)